UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


--------------------------------------------------------------------------------


No. J                        PACCAR FINANCIAL CORP.             Principal Amount
                          Medium-Term Note, Series J
                                 (Fixed Rate)            $

CUSIP:                         ORIGINAL ISSUE DATE:

INTEREST RATE:

MATURITY DATE:                               INITIAL REDEMPTION DATE:

HOLDER'S OPTIONAL REPAYMENT DATE(S):         INITIAL REDEMPTION PERCENTAGE:

 [  ] CHECK IF DISCOUNT NOTE                 ANNUAL REDEMPTION PERCENTAGE
Issue Price ___%                             REDUCTION:

OTHER PROVISIONS:


         If an Initial Redemption Date is specified above, (i) the Redemption Price will initially be the Initial Redemption Percentage specified above and shall decline at each anniversary of the Initial Redemption Date shown above by the Annual Redemption Percentage Reduction specified above until the Redemption Price is 100% of such principal amount, and (ii) this Note may be redeemed either in whole or from time to time in part except if the following box is marked, this Note may be redeemed in whole only [ ]. If no Initial Redemption Date is specified above, this Note may not be redeemed prior to Maturity.

         PACCAR FINANCIAL CORP., a Washington corporation (herein called the "Company," which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to:

or registered assigns, the principal sum of                   DOLLARS on the
Maturity Date shown above, and to pay interest thereon at the rate per annum shown above (computed on the basis of a 360-day year of twelve 30-day months) until the principal hereof is paid or made available for payment. The Company will pay interest semi-annually on March 15 and September 15, commencing with the March 15 or September 15 immediately following the Original Issue Date shown above, and at Maturity; provided, however, that if the Original Issue Date shown above is after March 1 and on or before the immediately following March 15 or after September 1 and on or before the immediately following September 15, interest payments will commence on the next succeeding September 15 or March 15, as the case may be. Interest on this Note will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date shown above. If any Interest Payment Date would fall on a day that is not a Business Day, the payment of principal or interest shall be postponed to the next day that is a Business Day, and no interest on such payment shall accrue from and after such Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or the September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date, and interest payable at Maturity shall be payable to the Person to whom the principal hereof is payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange upon which the Securities of the series shown above may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of principal and interest payable at Maturity of this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, and will be made in immediately available funds if this Note is presented in time for payment to be made in such funds in accordance with normal procedures of Citibank, N.A., as paying agent (the "Paying Agent", which term includes any successor paying agent under the Indenture). Unless otherwise agreed between the Holder and the Company, payment of interest other than at Maturity will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         "Business Day" means any day, other than a Saturday, or Sunday that is neither a legal nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions will for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note will not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

Dated:                                     PACCAR FINANCIAL CORP.

CERTIFICATE OF AUTHENTICATION              By
                                                ------------------------------
                                                 President

This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.

                                   ATTEST:

                                           By   -------------------------------
                                                Secretary

CITIBANK, N.A., as Trustee

By   --------------------------------
     Authorized Signatory



         References herein to "the Note," "hereof," "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified under "Other Provisions" above.

         Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

         This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under an indenture dated as of December 1, 1983, as amended by a first supplemental indenture dated as of June 19, 1989 (herein collectively called the "Indenture"), between the Company and Citibank, N.A., as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series of the Securities designated as the Medium-Term Notes of the series designated above (herein called the "Notes"). The Notes may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary, all as provided in the Indenture.

         This Note may be subject to repayment at the option of the Holder prior to the Maturity Date specified above on the Holder's Optional Repayment Date(s), if any, specified above. If no Holder's Optional Repayment Dates are specified above, this Note may not be so repaid at the option of the Holder hereof prior to the Maturity Date. On any Holder's Optional Repayment Date, this Note shall be repayable in whole or in part in an amount equal to $1,000 or integral multiples thereof at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid (or, if this Note is an OID Note, as defined below, such lesser amount as is provided below), together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" available at the office of the Trustee set forth below duly completed, by the Paying Agent at its office at 111 Wall Street, 5th Floor, New York, New York, 10043; Attention: Securities Services, or such address which the Company shall from time to time notify the Holders of the Notes, not more than 60 or less than 30 days prior to a Holder's Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of payment of this Note in part only, a new Note for the unpaid portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

         If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         If the Discount Note box is checked above, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to the sum of (i) the Issue Price specified above (increased by any accruals of Discount, as defined below, and reduced by any amounts of principal previously paid) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage Reduction, specified above (as adjusted by the Annual Redemption Percentage Reduction specified above) and (ii) any unpaid interest accrued hereon to the date of such redemption, repayment or acceleration of maturity, as the case may be. The difference between the Issue Price specified above and the Principal Amount of this Note is referred to herein as the "Discount".

         For purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for this Note, such Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates specified above (with ratable accruals within a compounding period), an interest rate equal to the Initial Interest Rate specified above and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date specified above to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture to be affected at any time by the Company with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such ^ series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         As provided in the Indenture, the Company shall be discharged from its obligations under the Notes if at any time (a) the Company has irrevocably deposited with the Trustee, in trust, (i) sufficient funds to pay the principal of, and premium, if any, and interest to the Maturity Date ("Stated Maturity" in the Indenture) on, the Notes, or (ii) to the extent the Notes are payable in U.S. dollars only, such amount of direct obligations of, or obligations the principal and interest on which are fully guaranteed by, the United States of America as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of, and premium, if any, and interest to the Maturity Date on, the Notes, and which are not subject to prepayment, redemption or call,
(b) the Company has paid all other sums payable with respect to the Notes and
(c) unless the Notes are to become due and payable at their Maturity Date within one year, the Trustee has received an opinion of recognized tax counsel to the effect that such deposit and discharge will not result in recognition by the Holders of the Notes of income, gain or loss for federal income tax purposes (other than income, gain or loss which would have been recognized in like amount and at a like time absent such deposit and discharge). Upon such discharge, the Holders of the Notes shall no longer be entitled to the benefits of the Indenture, except for the purposes of registration of transfer and exchange of Notes, and shall look only to such deposited funds or obligations for payment.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company which is absolute and unconditional to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein and in the Indenture prescribed; subject, however, to the provisions for the discharge of the Company from its obligations under the Notes upon satisfaction of the conditions set forth in the preceding paragraph and in the Indenture.

         This Note may be redeemed at the option of the Company on any date on or after the Initial Redemption Date, if any, specified above, and prior to the Maturity Date specified above, upon mailing a notice of such redemption not more than 60 days nor less than 30 days prior to the date fixed for redemption to the Holder of this Note at such Holder's address appearing in the Security Register, all as provided in the Indenture, at the Redemption Price, if any, specified above (expressed as a percentage of the principal amount) together in each case with accrued interest to the date fixed for redemption, provided, however, that the first two paragraphs of Section 1103 of the Indenture shall not apply to this Note, and if less than all of the Notes are to be redeemed, the Company may select, from Notes that are subject to redemption pursuant to the terms thereof, the Note or Notes, or portion or portions thereof, to be redeemed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series in authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or tranferees.

         The Notes are issuable only in registered form without coupons and, if payable in U.S. dollars, only in denominations of $1,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         As provided in the Indenture, no recourse for the payment of the principal of or interest on any Note, or for any claim based thereon, and no recourse upon any obligation of the Company in the Indenture or in any Note shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

--------------------------------------------------------------------------------
      (Name and address of assignee, including zip code, must be printed or typewritten)

--------------------------------------------------------------------------------
the within Note, and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________________________________________________Attorney
to transfer said Note on the books of the within Company, with full power of substitution in the premises.


DATED:
---------------------------                 --------------------------

                                            --------------------------


NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in The City of New York or by a member of the New York Stock Exchange.